Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 and related Prospectus of TeraWulf Inc. of our report dated July 28, 2021, relating to the financial statements of TeraWulf Inc., appearing in the March 31, 2021 financial statements and incorporated by reference in the Registration Statement on Form S-3 and related prospectus of TeraWulf Inc.

We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

/s/ RSM US LLP

Boston, MA

January 18, 2022

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